UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

Juniata Valley Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	23-2235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 436 - 8211

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On May 3, 2018, Juniata Valley Financial Corp. (“Juniata”) issued a press release reporting financial results for the quarter ending March 31, 2018. The aforementioned press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 8.01	Other Events

On April 30, 2018, Juniata completed its acquisition of Liverpool Community Bank (“Liverpool”). Execution of an agreement and plan of merger between Juniata and Liverpool was announced on December 29, 2017. Pursuant to the merger agreement, Liverpool was merged with and into Juniata’s subsidiary bank, The Juniata Valley Bank, and the Liverpool shareholders will receive a combination of Juniata stock and cash for their Liverpool shares, with the transaction valued at approximately $12.6 million. The consolidated assets of the combined company were approximately $640.0 million as of April 30, 2018.

The foregoing summary of the merger agreement is not complete and is qualified in its entirety by reference to the full text of the merger agreement, attached as Exhibit 2.1 to Juniata’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2018, and is incorporated herein by reference. A copy of the press release announcing completion of the merger on May 3, 2018 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibits. The exhibits listed in the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: May 4, 2018	By:	/s/ JoAnn McMinn
Name: JoAnn McMinn
Title: EVP, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release reporting financial results for Quarter 1, 2018.